                                                                     EXHIBIT (v)
                                                                     -----------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:

     Form                                    Reference
     ----                                    ---------

     Form S-8                                No. 33-5291

     Form S-8                                No. 33-4549

     Form S-8                                No. 33-22238

     Form S-8                                No. 33-5765

     Form S-8                                No. 33-41182

     Form S-8                                No. 333-66735

     Form S-3                                No. 33-5289

     Form S-3                                No. 33-5290

     Form S-3                                No. 33-18280

     Form S-3                                No. 33-25730

     Form S-3                                No. 33-21723

     Form S-3                                No. 33-27244

     Form S-3                                No. 33-33948

     Form S-3                                No. 333-51281

of Pitney Bowes Inc. of our report dated January 22, 2001 appearing on page 65 of the Pitney Bowes Inc. 2000 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report on the financial statement schedule, which appears on page 19 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP



Stamford, Connecticut
March 26, 2001